FORM 8-K

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                        CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) April 17, 2002


        EMPIRE STATE BUILDING ASSOCIATES L.L.C.
   (Exact name of registrant as specified in its charter)


New York                  0-827                 13-6084254
(State or other          (Commission File       (I.R.S. Employer
jurisdiction of          Number)                Identification No.)
incorporation)


        60 East 42nd Street, New York, New York 10165
          (Address of principal executive offices)
                        (Zip Code)


                      (212) 687-8700

        (Registrant's telephone number, including area code)



                              N/A
(Former name, former address and formal fiscal year, if changed since last report)


Empire State Building Associates L.L.C.
April 17, 2002                                          2.

Item 5.	Other Events


     Peter L. Malkin, Anthony E. Malkin and Thomas N. Keltner, Jr. (collectively, the "Agents" and individually, an "Agent") solicited the equity holders ("Participants") in Empire State Building Associates ("Registrant") for consent to purchase the fee simple title to The Empire State Building and the land on which it is situated (together, the "Property") in accordance with terms described in a consent solicitation dated September 14, 2001 (the "Consent Solicitation"). Participants owning more than 80% of the participating interests in each of the groups of Participants represented by the Agents approved the proposals to purchase the Property and finance such purchase with a loan secured by a first mortgage on the Property. The interest in Registrant of each non-consenting Participant was purchased on behalf of the group of Participants to which he belonged by the Agent for that group as was each Agent's right under the Participating Agreement pursuant to which he serves. By this procedure, all remaining Participants at the time of the purchase had consented to the relevant transactions.

     Such consents having been obtained, Registrant then entered into a contract to purchase the Property from Trump Empire State Partners, the fee owner. The purchase price under such contract was $57.5 million. The closing of the purchase occurred on April 17, 2002.

     To finance the acquisition of the Property and all costs related to the purchase and loan, Registrant obtained a $60.5 million loan from North Fork Bank (the "Bank") secured by a first mortgage lien on the Property and Registrant's leasehold estate under the master lease of the Property. The salient terms of that loan are, as follows:

Amount			-	$60,500,000
Interest Rate		-	6.5% per annum
Term                    -       10 years


Footnote:
Following the consent solicitation and prior to entering into the contract to purchase the Property, Registrant was converted from a general partnership to a limited liability company under the name and style of Empire State Building Associates L.L.C. pursuant to the New York Limited Liability Company Law


Empire State Building Associates L.L.C.
April 17, 2002                                          3.


Prepayment Right	-	At any time after 24 months with
                                the payment of a premium equal to
                                the greater of (a) 1% of the
                                amount prepaid and (b) an amount
                                calculated pursuant to a
                                prepayment formula designed to
                                preserve the Bank's yield to
                                maturity.
Debt Service            -       Interest only through maturity
                                based on 12 30-day months
                                ($327,708.33 per month).  Payments
                                commence on June 1, 2002, except
                                that short-term interest from the
                                closing until April 30, 2002 is
                                due on May 1, 2002.
Money Market Account    -       $2 million is to be deposited on
                                or before the anniversary date of
                                the closing (April 17) in a money
                                market account maintained with the
                                Bank.  On the last day of each
                                month commencing May 31, 2002
                                $166,666.67 will be withdrawn by
                                the Bank to apply to the debt
                                service payable on the first day
                                of the immediately following month
                                (e.g., May 31, withdrawal applied
                                to June 1 payment).  Interest
                                earned in this account may be used
                                by Registrant for any purpose.

     Registrant has been the master net lessee of the Property pursuant to a lease agreement since December 1961. Under the terms of the contract of sale, the deed contained language to avoid the merger of the fee simple estate and the leasehold. To clarify further that there would be no merger of estates, Registrant formed a new limited liability company under the name and style of Empire State Land Associates L.L.C. to accept the conveyance of the Property. Registrant is the sole member of Empire State Land Associates L.L.C., a tax-disregarded entity. Both Registrant and Empire State Land Associates L.L.C. are obligors under the $60.5 million loan from the Bank.

     The Property is subleased to Empire State Building Company
L.L.C. ("Company") under a long-term net operating sublease. By its terms, the net operating sublease is subordinate to the


Empire State Building Associates L.L.C.
April 17, 2002                                          4.


Bank's mortgage encumbering the master lease. The Bank entered into an agreement not to disturb Company's possession under the operating sublease if the mortgage lien were foreclosed so long as Company is not in default under the operating sublease.


                        SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     The individual signing this report on behalf of Registrant is Attorney-in-Fact for Registrant and each of the Members in Registrant, pursuant to Powers of Attorney, dated August 6, 1996 and May 14, 1998 (the "Power").


EMPIRE STATE BUILDING ASSOCIATES L.L.C.
(Registrant)


By:    /s/ Stanley Katzman
	Stanley Katzman, Attorney-in-Fact*


Date:  May 8, 2002


	Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the undersigned as Attorney-in-Fact for each of the Partners in Registrant, pursuant to the Power, on behalf of Registrant and as a Partner in Registrant on the date indicated.


By:     /s/ Stanley Katzman
	Stanley Katzman, Attorney-in-Fact*


Date:  May 8, 2002

*Mr. Katzman supervises accounting functions for Registrant.


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